Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-48313) of PS Business Parks, Inc., pertaining to the PS Business Parks, Inc. 1997 Stock Option and Incentive Plan, and the Registration Statement on Form S-3 (No. 333-78627) and the related prospectus of (i) our report dated August 13, 1999 on the combined statement of certain revenues and certain expenses of the Monroe/Lafayette Properties for the year ended December 31, 1998 included in the Current Report on Form 8-K/A dated December 30, 1999 of PS Business Parks, Inc., (ii) our report dated August 23, 1999 on the combined statement of certain revenues and certain expenses of the Kohm Properties for the year ended December 31, 1998 included in the Current Report on Form 8-K/A dated December 30, 1999 of PS Business Parks, Inc., (iii) our report dated October 27, 1999 on the statement of certain revenues and certain operating expenses of the Northpointe Property for the year ended December 31, 1998 included in the Current Report on Form 8-K/A dated December 30, 1999 of PS Business Parks, Inc. and (iv) our report dated January 14, 2000 on the combined statement of certain revenues and certain operating expenses of the R&B Properties for the year ended December 31, 1998 included in the Current Report on Form 8-K/A dated December 30, 1999 of PS Business Parks, Inc.



                                                           /s/ ERNST & YOUNG LLP




Los Angeles, California
March 10, 2000



                                       31